Exhibit 107

Calculation of Filing Fee Tables

SF-3

(Form Type)

GMF Leasing LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Offering Aggregate Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Asset- Backed Securities	Class A-1 Asset-Backed Notes, Series GMALT 2026-1	457(s)	$139,860,000	100%	$139,860,000	0.00013810	$19,314.67

	Asset-Backed Securities	Class A-2-A Asset Backed Notes and Class A-2-B Asset-Backed Notes, Series GMALT 2026-1	457(s)	$352,120,000	100%	$352,120,000	0.00013810	$48,627.77

	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series GMALT 2026-1	457(s)	$352,120,000	100%	$352,120,000	0.00013810	$48,627.77

	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series GMALT 2026-1	457(s)	$61,500,000	100%	$61,500,000	0.00013810	$8,493.15

	Asset-Backed Securities	Class B Asset-Backed Notes, Series GMALT 2026-1	457(s)	$49,460,000	100%	$49,460,000	0.00013810	$6,830.43

	Exchange Note(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities			457(s)

	Total Offering Amount					$955,060,000		$131,893.79

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fees Due							$131,893.79

(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee.

(2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by ACAR Leasing Ltd. will be backed by the pool of leases and leased vehicles owned by ACAR Leasing Ltd. The exchange note will be sold by AmeriCredit Financial Services, Inc. d/b/a GM Financial to GMF Leasing LLC and sold by GMF Leasing LLC to GM Financial Automobile Leasing Trust 2026-1. The exchange note is not being offered to investors under this prospectus or the registration statement.